Exhibit 99.1

FOR IMMEDIATE RELEASE       Investor Contact:         Press Contact:
                            Patrick Barry             Curtis Hougland
                            CFO, Bluefly, Inc.        RLMpr
                            212- 944-8000 ext. 239    212-741-4660 ext. 220
                            pat@bluefly.com           curtis@RLMpr.com

           BLUEFLY CUTS OPERATING LOSS BY 48%; REVENUE GROWS BY 21.5% Results Driven by Record First Quarter Revenue and Margin Levels

                            First Quarter Highlights

     .    Gross Profit Increases 29.2%
     .    Revenue Increases 21.5%
     .    Gross Margin Increases by 220 Basis Points to 36.2%
     .    Operating Loss Cut by 48%; Net Loss Cut by Almost 21%

New York, NY May 3, 2005 -- Bluefly, Inc. (NASDAQ SmallCap: BFLY), a leading Internet retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced that it had reduced its first quarter operating loss by 48%, to $736,000 from $1,419,000 in the first quarter of 2004. The results were driven by continued strong gross profit performance, as the company simultaneously grew both its revenue and its gross margin percentage for a sixth straight quarter. Gross profit increased by 29.2% for the first quarter of 2005, to $4,885,000 from $3,782,000 in the first quarter of 2004. This increase was driven by a 21.5% increase in revenue, to approximately $13,502,000 from $11,114,000 in the first quarter of 2004, and an increase in gross margin, to 36.2% from 34.0% in the first quarter of 2004.

"During the first quarter, we built upon the momentum that we created during this past Holiday season," said Melissa Payner, Bluefly's CEO. "We accelerated our growth while continuing to improve our margins, and these improvements fell directly to the bottom line."

 "As excited as we are about our first quarter results, we are even more excited about the rest of the year," continued Payner. "We are driving customer acquisition through new initiatives such as our `Win a Porsche Sweepstakes' and other direct response marketing. We plan to increase consumer awareness significantly through a major consumer public relations push in advance of launching our Summer collection. Like our highly successful Spring launch, the Summer launch will include all of the hottest trends for the season. We will also continue to increase customer loyalty through improvements to our Web site. For example, our new boutiques section will highlight fully merchandised outfits focused on the latest trends, allowing our customers to purchase either the entire outfit or any part of it. These exciting initiatives should yield benefits throughout 2005."

Other financial results for the first quarter of 2005 were as follows (all comparisons are to the first quarter of 2004):

     . Net loss for the first quarter decreased by 21.0% to $893,000 (or $0.13 per share) from $1,130,000 (or $0.15 per share)./1/

     . New customers acquired during the first quarter increased by 10.3% to 36,765 from 33,335 in the first quarter of 2004.

     . Gross average order size for the first quarter increased by 5.5% to $200.06 from $189.56 in the first quarter of 2004.

About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ SmallCap: BFLY) is a leading online retailer of designer brands, fashion trends and superior value. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

   This press release may include statements that constitute "forward-looking statements," usually containing the words "believe," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K. These risks and uncertainties include, but are not limited to, the company's ability to execute on, and gain additional revenue from, its consumer public relations and other marketing initiatives; the company's history of losses and anticipated future losses; need for additional capital and potential inability to raise such capital; the potential failure to forecast revenues and/or to make adjustments to operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce market; the availability of merchandise; the need to further establish brand name recognition; management of potential growth; and risks associated with our ability to handle increased traffic and/or continued improvements to its Web site.

                                     -more-

----------
/1/ Net loss per share for the first quarter of 2005 is based on a weighted average of 15,299,040 shares outstanding, while net loss per share for the first quarter of 2004 is based on a weighted average of 14,314,722 shares outstanding.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                       THREE MONTHS ENDED
                                                 -----------------------------
                                                   MARCH 31,        MARCH 31,
                                                     2005             2004
                                                 ------------     ------------
Net sales                                        $ 13,502,000     $ 11,114,000
Cost of sales                                       8,617,000        7,332,000
                                                 ------------     ------------
   Gross profit                                     4,885,000        3,782,000
   Gross profit percentage                               36.2%            34.0%

Selling, marketing and fulfillment expenses         4,035,000        3,449,000
General and administrative expenses                 1,586,000        1,752,000
                                                 ------------     ------------

 Operating loss                                      (736,000)      (1,419,000)

Interest and other income                              40,000          456,000

Interest expense                                     (197,000)        (167,000)
                                                 ------------     ------------

Net loss                                         $   (893,000)    $ (1,130,000)
                                                 ------------     ------------

Preferred stock dividends                          (1,115,000)      (1,024,000)

Net loss available to common shareholders        $ (2,008,000)    $ (2,154,000)
                                                 ------------     ------------

Basic and diluted net (loss) income per share
   (after preferred stock dividends)             $      (0.13)    $      (0.15)
                                                 ============     ============

Weighted average shares outstanding                15,299,040       14,314,722
                                                 ============     ============

                                     -more-

SELECTED BALANCE SHEET DATA & KEY METRICS-
UNAUDITED

                                                   MARCH 31,      DECEMBER 31,
                                                     2005             2004
                                                 ------------     ------------
Cash, including Restricted Cash of $1,260,000
 at March 31, 2005                               $  5,410,000     $  7,938,000
Inventories, net                                   13,591,000       12,958,000
Prepaid Inventory                                   1,736,000           84,000
Other Current Assets                                2,746,000        2,475,000
Property & Equipment, net                           2,520,000        1,933,000
Current Liabilities--excluding related party
 liabilities below                                 10,697,000        9,413,000
Notes Payable to Related Party Shareholders
 (including interest payable)                       4,791,000        4,658,000
Shareholders' Equity                               10,601,000       11,389,000


                                                 THREE MONTHS     THREE MONTHS
                                                     ENDED            ENDED
                                                   MARCH 31,        MARCH 31,
                                                     2005             2004
                                                 ------------     ------------
Average Order Size (including shipping &
 handling revenue)                               $     200.06     $     189.56
Customers Added During Period                          36,765           33,335

                                     -more-

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                               THREE MONTHS      THREE MONTHS
                                                                   ENDED             ENDED
                                                              MARCH 31, 2005    MARCH 31, 2004
                                                              --------------    --------------
Cash flows from operating activities:
 Loss from operations                                         $     (893,000)   $   (1,130,000)
 Adjustments to reconcile loss from operations
   to net cash used in operating activities:
    Depreciation and amortization                                    290,000           362,000
    Change in value of warrants                                           --          (261,000)
    Non-cash expense related to warrants issued to supplier           67,000            24,000
    Provisions for returns                                            27,000          (588,000)
    Allowance for doubtful accounts                                   64,000            38,000
    Stock options expense                                             16,000                --
    Reserve for inventory obsolescence                               158,000           100,000
    Changes in operating assets and liabilities:
     (Increase) decrease in:
      Inventories                                                   (858,000)          734,000
      Accounts receivable                                           (754,000)         (319,000)
      Prepaid inventory                                           (1,652,000)          (21,000)
      Prepaid expenses                                                79,000            79,000
      Other current assets                                           333,000           (82,000)
     (Decrease) increase in:
      Accounts payable                                             1,427,000           847,000
      Accrued expenses and other current liabilities                (273,000)         (245,000)
      Long-term interest payable to related party
       shareholders                                                  133,000           119,000
      Deferred revenue                                               203,000           325,000
                                                              --------------    --------------

      Net cash used in operating activities                       (1,633,000)          (18,000)

Cash flows from investing activities:
 Purchase of property and equipment                                 (877,000)         (224,000)
                                                              --------------    --------------

      Net cash used in investing activities                         (877,000)         (224,000)
                                                              --------------    --------------

Cash flows from financing activities:
 Net proceeds from January 2004 financing                                 --         4,577,000
 Net proceeds from exercise of Employee Stock Options                 89,000            96,000
 Payment of capital lease obligation                                (114,000)          (71,000)
                                                              --------------    --------------

      Net cash (used in) provided by financing activities            (25,000)        4,602,000
                                                              --------------    --------------

Net increase (decrease) in cash and cash equivalents              (2,535,000)        4,360,000

Cash and cash equivalents - beginning of period                    6,685,000         7,721,000
                                                              --------------    --------------

      Cash and cash equivalents - end of period               $    4,150,000    $   12,081,000
                                                              --------------    --------------